Exhibit 10.14 AMENDMENT TO DANAHER EXCESS CONTRIBUTION PROGRAM AS ESTABLISHED AS A SUB-PLAN UNDER THE DANAHER CORPORATION 2007 OMNIBUS INCENTIVE PLAN, AS AMENDED AND RESTATED This is an Amendment to the Danaher Excess Contribution Program as Established as a Sub-Plan Under the Danaher Corporation 2007 Omnibus Incentive Plan, as Amended and Restated, which was amended and restated effective June 1, 2023 (the “Program”). Under Section 8.1 of the Program, Danaher Corporation (the “Program Sponsor”) has reserved unto itself the right to amend the Program. Accordingly, pursuant to Section 8.1, the Program Sponsor hereby amends the Program in the following particulars, to be effective as of September 30, 2023: 1. Add a new Appendix B to read as follows: APPENDIX B TRANSFER OF LIABILITIES TO VERALTO CORPORATION & SUBSIDIARIES EXCESS CONTRIBUTION PROGRAM On or after September 30, 2023, certain Employers, including Veralto Corporation and its subsidiaries (“Veralto”), are intended to separate from the Danaher Corporation controlled group. In anticipation of such event, the Program liabilities and benefits related to those Participants who will be employed by Veralto (“Veralto Participants”), will be transferred to the Veralto Corporation & Subsidiaries Excess Contribution Program (“Veralto ECP”), effective as of September 30, 2023. After the transfer of the Program liabilities to the Veralto ECP on the date specified above, the Program Sponsor, the Program, any directors, officers, or employees of the Program Sponsor, and any successors thereto, shall have no further obligation or liability to any such individual with respect to any benefit, amount, or right due under the Program. On and after the transfer of the Program liabilities to the Veralto ECP on September 30, 2023, the Employers who are intended to separate from the Danaher Corporation controlled group shall cease to participate in the Program. On and after the transfer of the Program liabilities to the Veralto ECP on September 30, 2023, Veralto Participants shall cease participation in the Program, but shall participate in the Veralto ECP in accordance with the terms therein.

2 GLG-864180.2 Confidential - Company Proprietary 2. All other parts of the Program not inconsistent herewith are hereby ratified and confirmed.